UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2014

Sara Creek Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	98-0511130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

326 S. Pacific Coast Highway, Suite 102 Redondo Beach, CA	90277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 316-3623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

As previously disclosed, on June 3, 2014, Tapia Holdings, LLC (“Tapia Holdings”), a Delaware limited liability company and wholly owned subsidiary of Sara Creek Gold Corp. (“Sara Creek”, “we”, “us” or “our”), entered into (i) a Subordination and Intercreditor Agreement (“Intercreditor Agreement”), by and among Tapia Holdings, TEG Oil & Gas USA, Inc., a Colorado corporation (“TEG”), Sefton Resources, Inc., a British Virgin Islands corporations (“Sefton”), TEG MidContinent, Inc., a Colorado corporation (“TEGMC” and collectively with TEG and Sefton, the “Borrowers”), and Bank of the West, a California corporation (“BOTW”); (ii) an Amended and Restated Security Agreement (“Security Agreement”), by and among Tapia Holdings and TEG; and (iii) a Secured Subordinated Note Due July 31, 2014 (“Note”), issued by TEG in favor of Tapia Holdings, in each case, effective as of July 2, 2014. The Intercreditor Agreement, Security Agreement and Note were entered into in connection with a proposal by Tapia Holdings to acquire (the “Proposed TEG Acquisition”) a majority interest in the TEG Assets (defined below).

The follow disclosure concerns certain nonbinding letters of intent that we have entered into in connection with the Proposed TEG Acquisition.  The Proposed TEG Acquisition (including, but not limited to, the transactions contemplated by the nonbinding letters of intent) are subject to a number of conditions and contingencies outside of our control, all of which create a level of uncertainly concerning our ability to ultimately consummate the Proposed TEG Acquisition.  Even if the Proposed TEG Acquisition is ultimately consummated, it may be on terms materially different than the terms described below.

TEG NONBINDING LETTER OF INTENT

On June 18, 2014, we entered into a nonbinding letter of intent with Sefton (the “Sefton LOI”) concerning the principal terms upon which the Proposed TEG Acquisition might be consummated.  The principal terms of the nonbinding Sefton LOI are as follows: (i) TEG would transfer all of the TEG Assets and all of TEG’s known liabilities to TEG’s wholly owned subsidiary Tapia, LLC (“Tapia”), (ii) Tapia Holdings would acquire 80% of the common membership interests of Tapia for payment to TEG of $2.5 million in cash (with amounts advanced under the Note credited toward the cash payment) and our issuance to TEG of a $3.0 million promissory note which would accrue 6% interest per annum and amortize quarterly on a straight line basis over the 12 quarters following closing, and (iii) TEG would retain the balance of the ownership interest in Tapia, comprising the remaining 20% common membership interests of Tapia.  Tapia Holdings’ cash or note payment to TEG may be subject to adjustment based on the working capital of Tapia at closing.  The transactions contemplated by the Sefton LOI are subject to a number of conditions, contingencies and uncertainties inherent to any nonbinding preliminary terms, including, but not limited to, completion of definitive documentation, amending or refinancing the BOTW debt that encumbers the TEG Assets, our ability to finance the transaction, our satisfactory completion of due diligence concerning the TEG Assets, consummation of a definitive agreement and closing pursuant to deal terms outlined in the Crest LOI (defined and discussed below), and affirmative shareholder vote in favor of the proposed transaction by Sefton shareholders.

The “TEG Assets” that would be contributed by TEG to Tapia under the terms of the Proposed TEG Acquisition comprise four oil and gas leases encompassing the Tapia Canyon field (“Tapia Assets”) and one lease west of the Tapia Canyon field (“Eureka Assets”), and the accompanying production equipment.

Description of Tapia Assets

The Tapia Canyon field covers an area of approximately 383 acres located about 40 miles north of the Los Angeles, California metropolitan area. The Tapia Canyon field was discovered in 1957, when the Yule No. 2 well tested at 120 barrels per day of 18-degree API oil. The Tapia Canyon field commenced production in August, 1957. Based on information provided to us by TEG, the Tapia assets produced 100 barrels of oil per day in May, 2014 from 17 wells at a reservoir depth of just over 1,000 feet. According to TEG, the Tapia Assets benefit from relatively low royalty burdens, which average approximately seven percent. Production is from the Yule reservoir, which is, on average, greater than 100 feet thick over the majority of the oil field, and comprise of sand and silts.

Based on information provided to us by TEG, the field operator built a small steam generator for testing purposes in 2007 and has completed 31 steam injection cycles of various sizes to assist in field modeling. The field operator has confirmed the value of thermal EOR (enhanced oil recovery) at Tapia. According to TEG, during the last full-time cyclic steam test in October, 2013, production reached 170 barrels of oil per day. Extensive infrastructure exists currently in the field to facilitate steaming operations going forward, and for oil gathering and storage purposes.

Although we have preformed initial technical work on the Tapia Assets to develop a preliminary understanding of the resource and opportunity, no reserve reports done to Securities and Exchange Commission (“SEC”) standards have been completed by us to date.

Description of Eureka Assets

The Eureka Assets cover an area of approximately 1,600 acres located about 25 miles west of the Tapia Canyon field in Ventura County, California. According to TEG, the Eureka Assets currently produce eight barrels of oil per day.

Although we have performed initial technical work on the Eureka Assets to develop a preliminary understanding of the resource and opportunity, no reserve reports done to SEC standards have been completed by us to date.

CREST NONBINDING LETTER OF INTENT

On June 25, 2014, we entered into a nonbinding letter of intent (the “Crest LOI”) with Crest Petroleum Corp (TSXV: CTP-P.V) (“Crest”) concerning a proposed transaction whereby Tapia Holdings would issue Crest membership interests representing a 27.3% ownership interest in Tapia Holdings for a cash purchase price of $1.5 million and reimbursement to Sara Creek of $100,000 in fees.  The $1.5 million would be used by Tapia Holdings toward the Proposed TEG Acquisition.  The transactions contemplated by the Crest LOI are subject to a number of conditions, contingencies and uncertainties inherent to any nonbinding preliminary terms, including, but not limited to, Crest obtaining approval from the TSX Venture Exchange, Crest’s completion of a private placement for gross proceeds of not less than $1.8 million, completion of the Proposed TEG Acquisition, refinancing or replacement of the BOTW debt and Crest’s satisfactory completion of due diligence concerning the TEG Assets.

The information in this Current Report on Form 8-K (this “Form 8-K”) is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Form 8-K, except as shall be expressly set forth by specific reference in such filing.  The information in this Form 8-K will not be deemed an admission as to the materiality of any information in this Form 8-K that is required to be disclosed solely by Regulation FD.

This Form 8-K contains “forward-looking statements” that do not convey historical information, but relate to predicted or potential future events, such as statements concerning our plans, strategies and intentions. These statements can often be identified by the use of forward-looking terminology such as “believe,” “expect,” “intend,” “may,” “will,” “would”, “should,” or “anticipate” or similar terminology. All statements other than statements of historical facts included in this Form 8-K are forward-looking statements. These statements by their nature involve substantial risks and uncertainties, such as our ability to finance or consummate any contemplated transactions.  All forward-looking statements speak only as of the date of this Form 8-K. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and the markets in which we compete, the forward-looking statements contained in this Current Report on Form 8-K are also subject various risks and uncertainties, including those set forth in “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2013, and in our subsequent filings made with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sara Creek Gold Corp.

Dated:	June 27, 2014

By:	/s/ Darren Katic
Darren Katic
Chief Executive Officer